Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

October 15, 2024

Ingram Micro Holding Corporation

3351 Michelson Drive, Suite 100

Irvine, California 92612

Ladies and Gentlemen:

We have acted as counsel to Ingram Micro Holding Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 15, 2024 (Registration No. 333-282404) (as amended, the “Registration Statement”), relating to the proposed registration by the Company of up to 21,390,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), of which 11,600,000 shares are to be issued and sold by the Company and 7,000,000 shares are to be sold by the selling stockholder identified in the Registration Statement (the “Selling Stockholder”) (such shares of the Common Stock to be sold by the Company and the Selling Stockholder, the “Firm Shares”) and up to 2,790,000 additional shares of Common Stock to be sold by the Selling Stockholder upon the exercise of the underwriters’ over-allotment option (the “Additional Shares” and, together with the Company Shares, the “Shares”). The offering of the Shares is referred to herein as the “Offering”.

We have examined copies of the form of Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the form of Amended and Restated Bylaws of the Company (the “Bylaws”), each to become effective prior to the closing of the Offering, the Registration Statement, the Underwriting Agreement, the relevant resolutions adopted by the Company’s Board of Directors and other records and documents that we have deemed necessary for the purpose of this opinion letter. We are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; and (iii) the capacity of natural persons.

BRUSSELS CHICAGO DALLAS FRANKFURT HOUSTON LONDON  LOS ANGELES MILAN

MUNICH NEW YORK PALO ALTO PARIS ROME SAN FRANCISCO WASHINGTON

Ingram Micro Holding Corporation

October 15, 2024

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that, upon (i) due action by the Company’s Board of Directors or a duly appointed committee thereof to determine the price per share of the Shares, (ii) the due execution and delivery of the Underwriting Agreement by the parties thereto and (iii) the effectiveness of the Registration Statement under the Act, (1) the Firm Shares will have been duly authorized and, when issued, sold and paid for in accordance with the terms set forth in the prospectus contained in the Registration Statement and the form of Underwriting Agreement, will be validly issued, fully paid and non-assessable and (2) the Additional Shares will have been duly authorized and will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other country, state or jurisdiction. The opinion expressed herein is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we assume no obligation to update or supplement such opinion after the date hereof. The opinion expressed herein is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. The opinion expressed herein is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Selling Stockholder or the Shares.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement, and to the use of our name under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP